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                                                                      EXH. 10.30

                    STARWOOD HOTELS & RESORTS WORLDWIDE, INC.
                       NONQUALIFIED STOCK OPTION AGREEMENT

            Starwood Hotels & Resorts Worldwide, Inc., a corporation organized under the laws of Maryland (the "Company"), has granted to the individual (the "Optionee") named in the award notification attached hereto as Appendix A (the "Award Notification") as of the grant date set forth in the Award Notification (the "Option Date"), pursuant to the provisions of the Starwood Hotels & Resorts Worldwide, Inc. 1999 Long-Term Incentive Compensation Plan (the "Plan"), a Nonqualified Stock Option (the "Option") to purchase from the Company that number of Units and at the Option Price per Unit set forth in the Award Notification upon and subject to the terms and conditions set forth below. References to employment by or service as a director of the Company shall include employment by or service as a director of a Subsidiary. Capitalized terms not defined herein shall have the meanings specified in the Plan.

            1. Option Subject to Acceptance of Agreement.

            The Option may not be exercised unless the Optionee shall accept this Agreement by executing the Award Notification in the space provided therefor and returning the original execution copy of the Award Notification to the Company.

            2. Time and Manner of Exercise of Option.

            2.1. Maximum Term of Option. In no event may the Option be exercised, in whole or in part, after the tenth anniversary of the Option Date (the "Expiration Date").

            2.2. Exercise of Option. (a) The Option shall become exercisable (i) on the first anniversary of the Option Date with respect to one-fourth of the Units subject to the Option on the Option Date, (ii) on the second anniversary of the Option Date with respect to an additional one-fourth of the Units subject to the Option on the Option Date, (iii) on the third anniversary of the Option Date with respect to an additional one-fourth of the Units subject to the Option on the Option Date, (iv) on the fourth anniversary of the Option Date with respect to the remaining one-fourth of the Units subject to the Option on the Option Date and (v) as otherwise provided pursuant to Section 2.2(b) hereof. After the Option has become exercisable, subject to Sections 2.1, 2.2(b), 2.2(c), 2.2(d), 2.2(e), 2.2(f), 2.2(g) and 2.4, the Option may be exercised in the manner prescribed by Section 2.3 with respect to all or any portion of the Units with respect to which the Option has become exercisable but has not yet been exercised.

            (b) If the Optionee's employment by the Company or service as a director terminates by reason of Disability or death of the Optionee, the Option shall be fully exercisable with respect to all of the Units subject to the Option on the date of Disability or death and may thereafter be exercised by the Optionee or the Optionee's Legal Representative or Permitted Transferees, as the case may be, until and including the earliest to occur of (i) the date which is one year after the effective date of the Optionee's termination of employment or service by reason of Disability or death and (ii) the Expiration Date.

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            (c) If the Optionee's employment by the Company or service as a director is terminated by the Company for Cause, the Option, whether or not then exercisable, shall terminate automatically on the effective date of the Optionee's termination of employment or service.

            (d) If the Optionee's employment with the Company or service as a director terminates because of voluntary resignation by the Optionee, the Option shall be exercisable only to the extent it is exercisable on the effective date of the Optionee's termination of employment or service because of voluntary resignation and may thereafter be exercised by the Optionee or the Optionee's Legal Representative until and including the earliest to occur of (i) the date which is thirty days after the effective date of the Optionee's termination of employment or service by voluntary resignation and (ii) the Expiration Date.

            (e) If the Optionee's employment with the Company or service as a director terminates for any reason other than Disability, death, Retirement or voluntary resignation by the Optionee or termination by the Company for Cause, the Option shall be exercisable only to the extent it is exercisable on the effective date of the Optionee's termination of employment or service and may thereafter be exercised by the Optionee or the Optionee's Legal Representative until and including the earliest to occur of (i) the date which is three months after the effective date of the Optionee's termination of employment or service and (ii) the Expiration Date.

            (f) If the Optionee's employment with the Company or service as a director terminates because of Retirement, the Option shall continue to vest as set forth in this Award Agreement and the Optionee may exercise any vested portion of the Option up until and including the earliest to occur of (i) the fifth anniversary of the Optionee's effective date of Retirement and (ii) the expiration date of the term of such Option; provided, however, that any unvested portion of an Option not exercised by the fifth anniversary of the Optionee's effective date of Retirement shall be canceled. The foregoing notwithstanding, during the five year period beginning from the date of Retirement, all vested but unexercised Options and all unvested Options held by Optionee will be canceled in the event Optionee accepts any employment, assignment, position of responsibility, or acquires any ownership interest (other than holding and making investments in common equity securities of any corporation, limited partnership or other entity that has its common equity securities traded in a generally recognized market, provided such equity interest therein does not exceed 5% of the outstanding shares or equity interests in such corporation, limited partnership or other entity), which involves the Optionee's participation in a hotel and leisure company engaged in the operation of owned hotels, management of hotels, franchising hotels, development and operation of vacation ownership resorts or the marketing and selling of vacation ownership interests.

            (g) If the Optionee dies during the one-year period following termination of employment or service as a director by reason of Disability, during the thirty-day period following voluntary resignation by the Optionee or during the three-month period following termination of employment or service as a director for any reason other than Disability, Retirement, death, voluntary resignation by the Optionee or termination by the Company for Cause, the Option shall be exercisable only to the extent it is exercisable on the date of death and may thereafter be exercised by the Optionee's Legal Representative or Permitted Transferees, as

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the case may be, until and including the earliest to occur of (i) the date which is three months (thirty days in the case of voluntary resignation by the Optionee) after the date of death (but in the case of death following termination of employment or service by reason of Disability, no less than one year after the date of such termination of employment or service) and (ii) the Expiration Date. If the Optionee dies during the five-year period following termination of employment or service by reason of Retirement, the Option shall be fully exercisable with respect to all of the Units subject to the Option on the date of death and may thereafter be exercised by the Optionee's Legal Representative or Permitted Transferee until and including the earliest to occur of (i) the date which is one year after the date of death and (ii) the Expiration Date.

            2.3 Method of Exercise. Subject to the limitations set forth in this Agreement, the Option may be exercised by the Optionee (1) by giving oral, written or electronic notice to the Company or its designated representative specifying the number of whole Units to be purchased and accompanied by payment therefor in full either (i) in cash or its equivalent, (ii) by tendering previously owned whole Units (which the Optionee has held for at least six months prior to the delivery of such Units and for which the Optionee has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date of exercise, equal to the aggregate purchase price for the Units being purchased pursuant to such exercise, (iii) in a combination of
(i) and (ii), or (iv) by means of a cashless exercise as permitted under Federal Reserve Board's Regulation T and using a broker-dealer acceptable to the Company and (2) by executing such documents as the Company may reasonably request. The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (ii) - (iv). Any fraction of a Unit which would be required to pay such purchase price shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a Unit shall be delivered until the full purchase price therefor has been paid.

            2.4 Termination of Option. The Option shall terminate, to the extent not exercised pursuant to Section 2.3 or earlier terminated pursuant to Section 2.2, on the Expiration Date. In no event may the Option be exercised after it terminates as set forth in this Section 2.4.

            3. Additional Terms and Conditions of Option.

            3.1. Nontransferability of Option. The Option may not be transferred by the Optionee other than by will or the laws of descent and distribution or pursuant to beneficiary designation procedures approved by the Company. Except to the extent permitted by the foregoing sentence, during the Optionee's lifetime the Option is exercisable only by the Optionee or the Optionee's Legal Representative. Except as permitted by the foregoing, the Option may not be sold, transferred, assigned, pledged, hypothecated, voluntarily encumbered or otherwise disposed of (whether by operation of law or otherwise) or be subject to execution, attachment or similar process. Upon any attempt to so sell, transfer, assign, pledge, hypothecate, voluntarily encumber or otherwise dispose of the Option, the Option and all rights hereunder shall immediately become null and void.

            3.2. Withholding Taxes. (a) As a condition precedent to the delivery of Units upon exercise of the Option, the Optionee shall, upon request by the Company, pay to the Company in addition to the purchase price of the Units, such amount of cash as the Company

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may be required, under all applicable federal, state, local or other laws or regulations, to withhold and pay over as income or other withholding taxes (the "Required Tax Payments") with respect to such exercise of the Option. If the Optionee shall fail to advance the Required Tax Payments after request by the Company, the Company may, in its discretion, deduct any Required Tax Payments from any amount then or thereafter payable by the Company to the Optionee.

            (b) The Optionee may elect to satisfy his or her obligation to advance the Required Tax Payments by any of the following means: (1) a cash payment to the Company pursuant to Section 3.2(a), (2) delivery to the Company of previously owned whole Units (which the Optionee has held for at least six months prior to the delivery of such Units and for which the Optionee has good title, free and clear of all liens and encumbrances) having a Fair Market Value, determined as of the date the obligation to withhold or pay taxes first arises in connection with the Option (the "Tax Date"), equal to the Required Tax Payments, (3) by having the Company withhold Units having a Fair Market Value as of the Tax Date equal to the Required Tax Payments, (4) a cash payment by a broker-dealer acceptable to the Company pursuant to a cashless exercise permitted by Federal Reserve Board's Regulation T or (5) any combination of (1)
- (3). The Committee shall have sole discretion to disapprove of an election pursuant to any of clauses (2) - (5). Units to be delivered to or withheld by the Company may not have a Fair Market Value in excess of the minimum amount of the Required Tax Payments. Any fraction of a Unit which would be required to satisfy any such obligation shall be disregarded and the remaining amount due shall be paid in cash by the Optionee. No certificate representing a Unit shall be delivered until the Required Tax Payments have been satisfied in full.

            3.3 Adjustment. In the event of any stock split, stock dividend, recapitalization, reorganization, merger, consolidation, combination, exchange of shares, liquidation, spin-off or other similar change in capitalization or event, or any distribution to holders of Units other than a regular cash dividend, the number and class of securities subject to the Option and the purchase price per security shall be appropriately adjusted by the Committee; provided that the number of Units subject to the Option shall always be a whole number. The decision of the Committee regarding any such adjustment shall be final, binding and conclusive.

            3.4. Compliance with Applicable Law. The Option is subject to the condition that if the listing, registration or qualification of the Units subject to the Option upon any securities exchange or under any law, or the consent or approval of any governmental body, or the taking of any other action is necessary or desirable as a condition of, or in connection with, the purchase or delivery of Units hereunder, the Option may not be exercised, in whole or in part, unless such listing, registration, qualification, consent or approval shall have been effected or obtained, free of any conditions not acceptable to the Company. The Company agrees to use reasonable efforts to effect or obtain any such listing, registration, qualification, consent or approval. As a further condition precedent to any exercise of the Option, the Optionee shall comply with all regulations and requirements of any regulatory authority having control of or supervision over the issuance or delivery of the Units and, in connection therewith, shall execute any documents which the Board or the Committee shall deem necessary or advisable in its sole discretion.

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            3.5. Delivery of Certificates. Upon the exercise of the Option, in whole or in part, the Company shall deliver or cause to be delivered one or more certificates representing the number of Units purchased against full payment therefor. The Company shall pay all original issue or transfer taxes and all fees and expenses incident to such delivery, except as otherwise provided in
Section 3.2.

            3.6. Option Confers No Rights as Stockholder. The Optionee shall not be entitled to any privileges of ownership with respect to Units subject to the Option unless and until purchased and delivered upon the exercise of the Option, in whole or in part, and the Optionee becomes a stockholder of record with respect to such delivered Units; and the Optionee shall not be considered a stockholder of the Company with respect to any such Units not so purchased and delivered.

            3.7. Option Confers No Rights to Continued Employment. In no event shall the granting of the Option or its acceptance by the Optionee give or be deemed to give the Optionee any right to continued employment by the Company or any affiliate of the Company.

            3.8. Decisions of Board or Committee. The Board or the Committee shall have the exclusive right to resolve all questions that may arise in connection with the Option or its exercise. Any interpretation, determination or other action made or taken by the Board or the Committee regarding the Plan or this Agreement shall be final, binding and conclusive.

            3.9. Company to Reserve Units. The Company shall at all times prior to the expiration or termination of the Option reserve or cause to be reserved and keep or cause to be kept available, either in its treasury or out of its authorized but unissued Units, the full number of Units subject to the Option from time to time.

            3.10. Agreement Subject to the Plan. This Agreement is subject to the provisions of the Plan and shall be interpreted in accordance therewith. The Optionee hereby acknowledges receipt of a copy of the Plan.

            4. Miscellaneous Provisions.

            4.1. Designation as Nonqualified Stock Option. The Option is hereby designated as not constituting an Incentive Stock Option; this Agreement shall be interpreted and treated consistently with such designation.

            4.2. Meaning of Certain Terms. As used herein, the term "Legal Representative" shall include an executor, administrator, beneficiary or person legally authorized to act on behalf of the Optionee and the term "Permitted Transferee" shall include any transferee (i) pursuant to a transfer permitted under Section 6.9 of the Plan and Section 3.1 hereof or (ii) designated pursuant to beneficiary designation procedures which may be approved by the Company.

            4.3. Successors. This Agreement shall be binding upon and inure to the benefit of any successor or successors of the Company and any person or persons who shall,

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upon the death of the Optionee, acquire any rights hereunder in accordance with this Agreement or the Plan.

            4.4. Notices. All notices, requests or other communications provided for in this Agreement shall be made, if to the Company, to the Company or its designated representative at corporate headquarters in White Plains, New York,
Attention: Human Resources, or such other address specified by the Company, and if to the Optionee, to the address set forth for the Optionee on the records of the Company. All notices, requests or other communications provided for in this Agreement shall be made in writing either (a) by personal delivery to the party entitled thereto, (b) by facsimile with confirmation of receipt, (c) by mailing in the United States mails to the last known address of the party entitled thereto or (d) by express courier service. The notice, request or other communication shall be deemed to be received upon personal delivery, upon confirmation of receipt of facsimile transmission or upon receipt by the party entitled thereto if by United States mail or express courier service; provided, however, that if a notice, request or other communication is not received during regular business hours, it shall be deemed to be received on the next succeeding business day of the Company.

            4.5. Governing Law. The Option and this Agreement, and all determinations made and actions taken pursuant hereto and thereto, to the extent not governed by the laws of the United States, shall be governed by the laws of the State of New York and construed in accordance therewith without giving effect to principles of conflicts of laws.

                                       STARWOOD HOTELS & RESORTS WORLDWIDE, INC.

                                       /s/ David Norton
                                       -----------------------------------------

                                       By: David Norton, Executive Vice
                                           President, Human Resources

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